PRESS RELEASE

Thursday September 30, 1999

Clariti Telecommunications International Acquires NKA Communications Pty. Ltd.

PHILADELPHIA--(BUSINESS WIRE)--September, 30, 1999-- Clariti Telecommunications International, Ltd. (OTC: CLRI - news) today announced that it has acquired NKA Pty, Ltd. ("NKA"), an Australian based provider of Internet Protocol ("IP") telephony to corporate clients. Specific terms of the acquisition were not disclosed. NKA was formed in 1998 by Peter Cook and telecommunications professionals with broad-based experience in the Australian and Asian markets. The company utilizes ECI Telecom's Hi-Gate IP Telephony product line and is currently connected to the IP Network managed by Clariti IP Services Inc. The addition of NKA creates Clariti IP and Internet Services Asia, Inc. NKA's current business is 100% focused on the corporate sector of the Australian market and has plans to extend its network reach to several Asian markets beginning in the fourth quarter of fiscal 1999.

Ronald R. Grawert, Chief Executive Officer of Clariti, said, "We are delighted that NKA has become a part of the Clariti team. NKA's experienced, focused management team has an extensive knowledge of and relationships in a number of Pacific Rim markets including New Zealand, China, Malaysia, and Korea. Together with Clariti IP Services, our ISP and IP Telephony subsidiary, NKA will aggressively grow the Clariti IP Services Asia Network throughout the Asia-Pacific region. It is our intention to offer Next Generation end-to-end wired and wireless products to corporate clients and consumers on six continents, utilizing our global IP network. This highly synergistic acquisition, brings us another step closer to realizing our vision of becoming a global telecommunications company." Peter Cook, Managing Director of NKA added, "We are very excited about bringing our experience in the Asian telecom markets to Clariti. Our vision in starting NKA was to bring real Next Generation value added telecommunications services to corporations and consumers in the Australian and Asian markets. Clariti IP Services Asia has the right technologies, products and services as well as the right partners and industry relationships to propel our growth in the Pacific Rim. By joining Clariti we become a stronger service provider and can more aggressively pursue opportunities to expand our presence throughout Asia. We are looking forward to helping Clariti become the world's premier value-added network provider."

Clariti Telecommunications International, Ltd., is a diversified international telecommunications company headquartered in Philadelphia. In addition to their IP Telephony and ISP business Clariti has two other divisions GlobalFirst and Clariti Wireless Messaging. GlobalFirst provides diversified telecommunications services, including domestic and international long-distance, pre-paid mobile phones and calling cards, primarily in the United Kingdom and France. Additionally, Clariti is currently developing the ClariCAST(TM) Digital Voice Messaging System, the world's first low-cost high-speed digital voice Messaging system. The ClariCAST(TM) system combines a full- featured voice mail system with wireless voice pagers. This patented communications technology uses FM subcarrier frequencies, so it can be quickly and inexpensively installed in any city where FM radio towers exist. Clariti plans to market its voice messaging service worldwide, including rapidly growing wireless telecom markets such as Europe, Latin America and the U.S. More information on Clariti and the ClariCAST(TM) Digital Voice Messaging System can be found on the World Wide Web at http://www.clariti.com.

Special Note Regarding Forward-Looking Statements: This press release contains certain forward-looking statements, including statements about Clariti's growth prospects, the ability to expand its telecom business and market share at a lower cost, the use of NKA's infrastructure, the synergies and advantages of the NKA acquisition, that involve risks and uncertainties. Factors that could cause or contribute to such risks and uncertainties include, but are not limited to, general economic and business conditions, changes in telecommunications regulations, changes in consumer demand for telecommunications products, the continued growth in the Internet demand and usage, acceptance of Internet Telephony, and various other factors beyond the control of the companies. This includes such factors as described from time to time in the SEC reports filed by Clariti Telecommunications International, Ltd., including the most recently filed Form 10-KSB.

Contact:
Clariti Telecommunications International
Ronald R. Grawert
Chief Executive Officer
Joseph A. Smith
Executive Vice President - Operations
Clariti Telecommunications International
(215) 979-3600
or
Investor Relations:
Cheryl Schneider/Hulus Alpay/John Blackwell
Press: Michael McMullan/David Nugent
Morgen-Walke Associates, Inc.
(212) 850-5600